Exhibit 99.2

August 15, 2019

The Hartford Announces Expiration and Final Results of Cash Tender Offer

Hartford, Connecticut – The Hartford announced today the expiration and final results of its previously announced cash tender offer (the “Tender Offer”) for any and all of the outstanding aggregate principal amount of (1) the 5.125% Senior Notes due 2022 (the “Hartford Notes”) issued by The Hartford and (2) the 5.75% Senior Notes due 2023 (the “Navigators Notes” and together with the Hartford Notes, the “Notes”) issued by The Navigators Group, Inc. (“Navigators”). The consideration to be paid for each series of the Notes was previously announced on August 14, 2019. Navigators is a wholly-owned subsidiary of The Hartford.

The Tender Offer expired at 5:00 p.m., New York City time, on August 14, 2019 (the “Expiration Time”). The principal amount of each series of Notes that was validly tendered and not validly withdrawn in the Tender Offer as of the Expiration Time according to information provided by D.F. King & Co., Inc., the tender agent for the Tender Offer, is set forth in the table below.

Title of Security	CUSIP / ISIN Number	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered and Accepted(3)
5.125% Senior Notes due 2022(1)	416518AB4 / US416518AB42	$800,000,000	$588,920,000
5.75% Senior Notes due 2023(2)	638904AB8 / US638904AB84	$265,000,000	$105,350,000

(1)	The Hartford Notes are obligations of The Hartford.
(2)	The Navigators Notes are obligations of Navigators and are not guaranteed by any other entity, including The Hartford.
(3)

Not including $2,000 in aggregate principal amount of Hartford Notes submitted pursuant to a Notice of Guaranteed Delivery, for which delivery is required to be made no later than 5:00 p.m., New York City time, on August 16, 2019.

Subject to the terms and conditions of the Tender Offer, The Hartford will accept for purchase any and all Notes validly tendered and not validly withdrawn at or prior to the Expiration Time pursuant to the Tender Offer. The settlement for the Notes validly tendered and not validly withdrawn at or prior to the Expiration Time and accepted for purchase by The Hartford is expected to take place on August 19, 2019. The Hartford’s obligation to accept for purchase, and to pay for, any of the Notes validly tendered and not validly withdrawn at or prior to the Expiration Time and accepted for purchase pursuant to the Tender Offer is conditioned upon the satisfaction or waiver of the conditions described in the Offer to Purchase.

The Hartford retained Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC to serve as the dealer managers for the Tender Offer. Credit Suisse Securities (USA) LLC may be contacted at (800) 820-1653 (toll free) or (212) 538-2147 and J.P. Morgan Securities LLC may be contacted at (866) 834-4666 (toll free) or (212) 834-8553.

The Hartford retained D.F. King & Co., Inc. to serve as the tender agent and information agent for the Tender Offer.

The Tender Offer was made pursuant to the terms and conditions contained in the Offer to Purchase, dated August 8, 2019 (the “Offer to Purchase”), and a related Letter of Transmittal and Notice of Guaranteed Delivery, copies of which may be obtained from D.F. King & Co., Inc. by telephone at (800) 814-8954 (toll-free) or for banks and brokers, at (212) 269-5550 (Banks and Brokers Only) or by email at hig@dfking.com.

Copies of the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery are also available at the following web address: www.dfking.com/hig.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any debt capital markets issuance.

About The Hartford

The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity.

The Hartford Financial Services Group, Inc. (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut.

Forward Looking Statements

Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the conduct and consummation of the Tender Offer and any debt capital markets issuance. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our 2018 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update such forward looking statements or this release, which speaks as of the date issued.

Contact:

Media Contact:

Matthew Sturdevant

860-547-8664

matthew.sturdevant@thehartford.com

Investor Contact:

Sabra Purtill, CFA

860-547-8691

sabra.purtill@thehartford.com